EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of IDT Corporation ("IDT") for the registration of 1,500,000 shares of its common stock pertaining to the 1996 Stock Option and Incentive Plan of IDT, as Amended and Restated, of our report dated September 28, 1998 with respect to the consolidated financial statements and schedule of IDT included in its Annual Report on Form 10-K/A for the year ended July 31, 1998, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP
                                                     --------------------------
                                                     ERNST & YOUNG LLP


New York, New York
February 25, 1999